EXHIBIT 99.2

Supernus to Present at Jefferies Healthcare Conference in June

Rockville, MD, May 21, 2014 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, today announced that the Company’s management will provide a business update and will be hosting investor meetings during the Jefferies Healthcare Conference.

Date: Wednesday, June 4

Presentation Time:  11:00 am ET

Place: Grand Hyatt Hotel, NYC

Investors interested in arranging a meeting during this conference should contact via email Isabel Zakoscielny at izakoscielny@jefferies.com.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR™ (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

301-838-2591

or

Investor Contact:

Cockrell Group

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com